EXHIBIT 23.1

                         Consent of Independent Auditors


The Board of Directors
Richfood Holdings, Inc.:

We consent to the incorporation by reference in this Annual Report on Form 10-K of Richfood Holdings, Inc. of our report dated June 14, 1997, included in the May 3, 1997 Annual Report to Shareholders of Richfood Holdings, Inc.

Our audit also included the financial statement schedule of Richfood Holdings, Inc. for the fiscal year ended May 3, 1997 listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 33-41210) pertaining to the Richfood Holdings, Inc. Long-Term Incentive Plan; (b) the Registration Statement (Form S-8 No. 33-41570) pertaining to the Richfood Holdings, Inc. Savings and Stock Ownership Plan; (c) the Registration Statement (Form S-8 No. 33-43652) pertaining to the Richfood Holdings, Inc. Omnibus Stock Incentive Plan; (d) the Registration Statement (Form S-8 No. 33-55299) pertaining to the Richfood Holdings, Inc. Non-Employee Directors' Stock Option Plan; (e) the Registration Statement (Form S-8 No. 33-63447) pertaining to the Super Rite Corporation 1991 Omnibus Stock Incentive Plan; (f) the Registration Statement (Form S-8 No. 333-1251) pertaining to the Super Rite Foods, Inc. Employee Investment Opportunity Plan; (g) the Registration Statement (Form S-8 No. 333-1253) pertaining to the Super Rite Foods, Inc. Employee Investment Opportunity Plan for Retail Union Employees; and
(h) the Registration Statement (Form S-8 No. 333-16411) pertaining to the Richfood Holdings, Inc. Amended and Restated Omnibus Stock Incentive Plan of our report dated June 14, 1997, with respect to the consolidated financial statements of Richfood Holdings, Inc., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Richfood Holdings, Inc., included in this annual report on Form 10-K of Richfood Holdings, Inc. for the fiscal year ended May 3, 1997.


                              /s/ ERNST & YOUNG LLP


Richmond, Virginia
July 30, 1997